As filed with the Securities and Exchange Commission on October 8, 2013

Registration No. 333-145002

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-145002

UNDER
THE SECURITIES ACT OF 1933

MAIDENFORM BRANDS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1724014
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

485F US Hwy 1 South
Iselin, NJ 08830
(732) 621-2500
(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Elizabeth C. Southern
Associate General Counsel
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080
(Name, and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

Maidenform Brands, Inc. (the “Registrant”) is filing this Post-Effective Amendment to the following Registration Statements on Form S-3 (the “Registration Statement”) to deregister any and all securities that remain unsold under such Registration Statement:

•
Registration Statement on Form S-3, File No. 333-145002, which was filed with the SEC on July 31, 2007, as amended by Amendment No. 1 thereto, which was filed with the SEC on September 26, 2007, and registered the sale of 4,181,625 shares of common stock, par value $0.01 per share.

On October 7, 2013, pursuant to the Agreement and Plan of Merger, dated as of July 23, 2013, among the Registrant, Hanesbrands Inc., a Maryland corporation (“Hanesbrands”), and General Merger Sub Inc., a Delaware corporation (“Merger Subsidiary”), Hanesbrands acquired the Registrant by means of a merger of Merger Subsidiary with and into the Registrant (the “Merger”).

As a result of the Merger, the Registrant became an indirect wholly owned subsidiary of Hanesbrands, and the Registrant has terminated all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. The Registrant hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, North Carolina, on October 7, 2013.

MAIDENFORM BRANDS, INC.

By:	/s/ Joia M. Johnson
Joia M. Johnson
President

Pursuant to the requirements of the Securities Act of 1933, this this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joia M. Johnson	President	October 7, 2013
Joia M. Johnson	(Principal Executive Officer)

/s/ Michael S. Ryan	Vice President and Controller	October 7, 2013
Michael S. Ryan	(Principal Accounting Officer)

/s/ Donald F. Cook	Treasurer	October 7, 2013
Donald F. Cook	(Principal Financial Officer)

/s/ Gerald W. Evans, Jr.	Director	October 7, 2013
Gerald W. Evans, Jr.

/s/ Joia M. Johnson	Director	October 7, 2013
Joia M. Johnson

/s/ Michael S. Ryan	Director	October 7, 2013
Michael S. Ryan